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                                                                    EXHIBIT 21.1




                          State or Jurisdiction      Names Under Which
Subsidiaries              of Incorporation           It Does Business
--------------------      ---------------------      ---------------------------

IVI Checkmate Ltd.        Georgia                    Checkmate; IVI Checkmate

IVI Checkmate Inc.        Canada                     IVI; IVI Checkmate;
                                                     International Verifact Inc.